Exhibit (a)(13)

                                   SIGNATURES

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Dated: March 12, 1998


OLYMPIA INVESTORS, L.P.                      OLYMPIA GP-INC.

By: OLYMPIA GP-INC.,                         By: /s/ Martin L. Hirsch
        its general partner                      --------------------
                                                 Name: Martin L. Hirsch
By: /s/ Martin L. Hirsch                         Title: Vice President
    -----------------------
    Name:  Martin L. Hirsch
    Title: Vice President


AMERICAN REAL ESTATE HOLDINGS, L.P.

By: AMERICAN PROPERTY INVESTORS, INC.,
        its general partner

By: /s/ Martin L. Hirsch
    -----------------------
    Name:  Martin L. Hirsch
    Title: Vice President


AMERICAN PROPERTY INVESTORS, INC.

By: /s/ Martin L. Hirsch
    -----------------------
    Name:  Martin L. Hirsch
    Title: Vice President


   /s/ Carl C. Icahn
   ------------------------
     CARL C. ICAHN


    [Signature Page for Integrated Resources High Equity Partners, Series 85,
                                 Schedule 14D-1]